EXHIBIT 2.21


            INSTRUMENT OF ACCESSION TO THE SHAREHOLDERS' AGREEMENT OF
                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV
            ---------------------------------------------------------


In  compliance  with the  provisions  of Clause 6.4.2 and as set forth in Clause
6.4.5 of the Shareholders' Agreement of Companhia de Bebidas das Americas - AmBev, a corporation with headquarters in the City of Sao Paulo, State of Sao Paulo, at Rua Dr. Renato Paes de Barros, 1,017, 4th floor, Itaim Bibi, enrolled with the Brazilian Corporate Taxpayers' Registry (CNPJ/MF) under No. 02.808.708/0001-07 (the "Company"), executed on July 1st, 1999 by and among Fundacao Antonio e Helena Zerrenner Instituicao Nacional de Beneficencia("FAHZ"), Braco S.A. (replaced, on May 31, 2004, by InBev Holding Brasil S.A., which succeeded Braco S.A. in all of its rights and obligations under referred Shareholders' Agreement) ("InBev Brasil"), and Empresa de Administracao e Participacoes S.A. ("ECAP"), having the Company and others as intervening parties, which was amended by its respective parties on March 2nd, 2004, having Interbrew S.A. as an intervening and beneficiary party under referred amendment (the "Shareholders' Agreement"); INTERBREW INTERNATIONAL
B.V., a corporation duly organized and existing under the laws of The Netherlands, with its principal business address at Ceresstraat 19, 4811 CA Breda, The Netherlands, File No. 2005440 ("IIBV"), and AMBREW S.A., corporation duly organized and existing under the laws of Luxembourg, with its principal business address at L-5365 Munsbach/Schuttrange, 5, Parc d'Activite Syrdall, Luxembourg, enrolled with the commercial registry of Luxembourg under No. B 99525 ("AmBrew"), in their capacities as holders of the totality of shares issued by the Company in replacement for Company's shares cancelled as a result of the mergers (I) of ECAP into Inbev Brasil, on June 24, 2005, and (II) of InBev Brasil into the Company, on July 28, 2005 (the "Shares"):

       (i)    ACKNOWLEDGE  the  existence  and  validity  of  the  Shareholders'
              Agreement;

       (ii) ACKNOWLEDGE that, as set forth in Clause 6.4.1 of the Shareholders' Agreement, the Shares are entirely bound by the Shareholders' Agreement and, consequently, subject to all of its terms and conditions; and

       (iii) Expressly, irrevocably and irreversibly ADHERE to all terms and conditions of the Shareholders' Agreement, thereby becoming entitled and subject to all rights and obligations thereunder, also irrevocably and irreversibly UNDERTAKING to respect and unconditionally comply with all of referred terms and conditions.

Moreover, IIBV and AmBrew undertake to, in compliance with Clause 6.4.4. of the Shareholders' Agreement, within no more than 5 (five) days counted from the date hereof, by means of a notification to be sent to FAHZ with a copy to two co-Chairmen of Company's Board of Directors, appoint the addresses to be considered for any and all matters relating to the Shareholders' Agreement including, without limitation, summons and notifications that relate to their capacities as shareholders of the Company, either judicial or extrajudicial.

As a consequence of the adhesion of both IIBV and AmBrew to the Shareholders' Agreement that is hereby formalized, as of this date and as set forth in the Shareholders' Agreement, all references in the Shareholders' Agreement to both InBev Brasil and ECAP shall be deemed, with no exception, to be a reference to both IIBV and AmBrew.

For the purposes of Article 118 of Law No. 6,404 of December 15, 1976, this instrument shall be filed at the Company's headquarters.

                            Sao Paulo, July 28, 2005



/s/ Carlos Jose Rolim de Mello                   /s/ Carlos Jose Rolim de Mello
------------------------------                   ------------------------------
 INTERBREW INTERNATIONAL B.V.                             AMBREW S.A.
  Carlos Jose Rolim de Mello                       Carlos Jose Rolim de Mello
       Attorney in fact                                 Attorney in fact


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